As filed with the Securities and Exchange Commission on December 19, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Full House Resorts, Inc.

(Name of Small Business Issuer as Specified in Its Charter)

Delaware	7990	13-3391527
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4670 S. Fort Apache Road

Suite 190

Las Vegas, Nevada 89147

(702) 221-7800

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Andre M. Hilliou

Chief Executive Officer

4670 S. Fort Apache Road

Suite 190

Las Vegas, Nevada 89197

(702) 221-7800

(Name, Address Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

S. Jason Nabors, Esq.
Michele Keusch, Esq.	Matthew T. Franklin, Esq.
Greenberg Traurig, PA	Haskell Slaughter Young & Rediker, LLC
1221 Brickell Avenue	1400 Park Place Tower
Miami, Florida 33131	2001 Park Place North
(305) 579-0500	Birmingham, Alabama 35203
(205) 251-1000

Approximate Date of Proposed Sale to Public: As soon as practicable after the effective date of the Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-136341

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4)
Common Stock, $.0001 par value per share	200,000	$3.25	$650,000	$70

(1)	Represents only the additional number of shares being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form SB-2 (File No. 333-136341).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Section 6(b) of the Securities Act and computed pursuant to Rule 457(a) promulgated under the Securities Act.
(3)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form SB-2 (File No. 333-136341), as amended, is hereby registered.
(4)	Represents the registration fee only for the additional number of shares being registered. A filing fee of $2,550.00 was previously paid for the securities that the Registrant previously registered on the Registration Statement on Form SB-2 (File No. 333-136341).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE

SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE

SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the registration statement on Form SB-2 (File No. 333-136341), originally filed by us with the Securities and Exchange Commission on August 4, 2006, and subsequently amended, and includes the registration statement facing page, this page, the signature page, an exhibit index and exhibits. It is being filed for the sole purpose of registering an additional 200,000 shares of common stock pursuant to Rule 462(b), and these additional shares do not represent more than 20% of the maximum aggregate offering price set forth for each class of securities in the “Calculation of Registration Fee” table in the registration statement on Form SB-2 (File No. 333-136341), as subsequently amended. The information set forth in the registration statement on Form SB-2 (File No. 333-136341), as subsequently amended, is incorporated by reference herein. The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits.

Exhibit Number	Description of Document

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)

23.2	Consent of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors, a Professional Corporation

24.1*	Powers of Attorney of the directors and officers of the registrant

*	Previously filed with the Commission in connection with the Registration Statement on Form SB-2 (File No. 333-136341) originally filed on August 4, 2006 and subsequently amended, and incorporated herein by reference.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Las Vegas, state of Nevada, on December 19, 2006.

FULL HOUSE RESORTS, INC.

Date: December 19, 2006	By:	/s/ Andre M. Hilliou
Andre M. Hilliou, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Capacity	Date

J. Michael Paulson, Chairman of the Board	December , 2006

/s/ Andre M. Hilliou Andre M. Hilliou, Chief Executive Officer and Director (Principal Executive Officer)	December 19, 2006

** Lee A. Iacocca, Director	December 19, 2006

William P. McComas, Director	December , 2006

** Carl G. Braunlich, Director	December 19, 2006

** Mark J. Miller, Director	December 19, 2006

/s/ James Meier James Meier, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	December 19, 2006

**By:	/s/ Andre M. Hilliou
Andre M. Hilliou
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Document

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1)

23.2	Consent of Piercy, Bowler, Taylor & Kern, Certified Public Accountants and Business Advisors, a Professional Corporation